
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from
Dean Witter World Currency Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                 12-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               DEC-31-2000
<CASH>                                      15,129,282
<SECURITIES>                                         0
<RECEIVABLES>                                   63,378<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              17,213,416<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                17,213,416<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             2,069,804<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,290,178
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                779,626
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            779,626
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   779,626
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $59,750 and due from DWR of $3,628.
<F2)In addition to cash and receivables, total assets include net unrealized gain on open contracts of $2,020,756.
<F3>Liabilities include redemptions payable of $263,942, accrued management fees of $28,676, and accrued administrative expenses of $7,632.
<F4>Total revenue includes realized trading revenue of $(586,585), net change in unrealized of $1,870,831 and interest income of $785,558.


